UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, WI	54220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) On June 23, 2010, the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (the “Company”) appointed Elizabeth Gamsky Rich as a Class I director of the Company with an initial term continuing until the 2011 annual meeting of shareholders. Ms. Rich is an attorney practicing in the areas of energy, environmental, real estate, business law and related litigation.

The Board has determined that Ms. Rich is independent under the listing standards of the NYSE Amex LLC and has appointed her to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

As a non-employee director, Ms. Rich will receive the compensation paid to all non-employee directors of the Company in accordance with the Company’s Non-Employee Director Compensation Plan.

There are no arrangements between Ms. Rich and any other person pursuant to which Ms. Rich was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Ms. Rich has a material interest.

The Company’s press release issued on June 25, 2010 announcing Ms. Rich’s appointment to the Board is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibit is being filed herewith:

(99.1)	Press release dated June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: June 25, 2010

By:   /s/ Neal R. Verfuerth
Neal R. Verfuerth
Chairman and Chief Executive Officer

ORION ENERGY SYSTEMS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(99.1)	Press release dated June 25, 2010.